Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

October 27, 2021

CBRE Acquisition Holdings, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to CBRE Acquisition Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 90,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share, pursuant to that certain Business Combination Agreement and Plan of Merger, dated as of July 12, 2021 (the “Business Combination Agreement”), by and among the Company, CBAH Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“First Merger Sub”), CBAH Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Altus Power America Holdings, LLC, a Delaware limited liability company (“Holdings”), APAM Holdings LLC, a Delaware limited liability company (“APAM”) and Altus Power, Inc., a Delaware corporation (“Altus”), providing for, among other things, and subject to the terms and conditions therein, a business combination between the Company and Altus pursuant to the proposed initial merger of First Merger Sub with and into Altus (the “First Merger”), with Altus as the surviving company, and immediately thereafter the merger of Altus with and into Second Merger Sub (the “Second Merger”), with Second Merger Sub continuing as the surviving entity (the First Merger and the Second Merger, together, the “Merger”).

We have examined the Registration Statement, a form of the share certificate and each of (i) the Business Combination Agreement, (ii) the form of the Third Amended and Restated Certificate of Incorporation of the Company to be in effect upon consummation of the Merger and (iii) the form of the Second Amended and Restated Bylaws of the Company to be in effect upon consummation of the Merger, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

CBRE Acquisition Holdings, Inc.	-2-	October 27, 2021

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Third Amended and Restated Certificate of Incorporation of the Company is filed with the Secretary of State for the State of Delaware in the form filed with the Commission as an exhibit to the Registration Statement prior to the issuance of any of the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and, when issued by the Company upon consummation of the Merger in accordance with the provisions of the Business Combination Agreement, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours, /s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP